UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Verastem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

◻	Fee paid previously with preliminary materials.
◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Verastem, Inc. (the “Company” or “Verastem”) will be held on Tuesday, May 18, 2021, at 9:00 a.m. Eastern Time. In light of public health and safety precautions related to COVID-19, including restrictions on in-person gatherings, the meeting will be held in a virtual-only meeting format.

To gain access to the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/VSTM2021 and enter the 16-digit control number provided on the proxy card. The webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. You will be able to access the meeting website starting at 8:45 a.m. Eastern Time. We encourage you to access the meeting website prior to the scheduled start time of the Annual Meeting. If you encounter any technical difficulties accessing the meeting website or webcast, please call the technical support number at (844) 986-0822 (International: (303) 562-9302) or at the number that will be posted on the meeting website at www.virtualshareholdermeeting.com/VSTM2021. Additional details regarding the virtual-only Annual Meeting are included in the “General Information” section below.

Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, Proxy Statement and proxy card, accompany this letter. The enclosed proxy statement is first being mailed or made available to stockholders of Verastem, Inc. on or about April 8, 2021. At the Annual Meeting, you will be asked to consider and vote:

1.	To elect Gina Consylman as a Class III director, for a three-year term;

2.	To approve the Company’s 2021 Equity Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021;

4.	To conduct an advisory vote on the compensation of our named executive officers; and

5.	To consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Each outstanding share of the Company’s common stock (Nasdaq: VSTM) entitles the holder of record at the close of business on March 22, 2021, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED IN THESE MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES VIRTUALLY AT THE MEETING, EVEN IF YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

By Order of the Board of Directors

/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer

April 8, 2021

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, May 18, 2021 at 9:00 am Eastern Time

GENERAL INFORMATION

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities Exchange Commission (the “SEC”) rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the internet instead of mailing printed copies of our proxy materials to stockholders. On or about April 8, 2021, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website, for requesting, free of charge, electronic or printed copies of the proxy materials and how to submit a proxy electronically using the internet.

If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

How can I access the proxy materials over the internet?

You may view and download our proxy materials, including our 2020 Annual Report on Form 10-K, at https://materials.proxyvote.com/92337C. Please see the instructions below regarding how to submit your vote.

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 8, 2021. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting.

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on March 22, 2021 (the “Record Date”).

How many votes can be cast by all stockholders?

A total of 171,665,716 shares of common stock of the Company were outstanding on March 22, 2021 and are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

●	By Internet. Access the website at www.proxyvote.com and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your internet vote cannot be completed and you will receive an error message.

●	By Telephone. Call 1-800-690-6903 toll-free and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your telephone vote cannot be completed.
●	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the election as director of the nominee named herein to the Board of Directors, FOR approval of the Company’s 2021 Equity Incentive Plan, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and FOR approval of the advisory vote on the compensation of our named executive officers, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.
●	At the Annual Meeting. To vote during the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/VSTM2021 and enter the 16-digit control number provided on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote using the link above, even if you have previously voted by Internet, telephone or mail.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

●	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
●	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal No. 1: FOR election of the Class III director.

Proposal No. 2: FOR approval of the Company’s 2021 Equity Incentive Plan.

Proposal No. 3: FOR ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal No. 4: FOR approval of the advisory vote on the compensation of our named executive officers.

Will I be able to ask questions at the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our management team will attend the Annual Meeting and be available for questions, and we are committed to answering all relevant questions to the purpose of the Annual Meeting we receive during the Annual Meeting. Stockholders may submit questions during the Annual Meeting through the virtual meeting platform at www.virtualshareholdermeeting.com/VSTM2021 (you will need the 16-digit control number provided on the proxy card to access the meeting website). We will address as many questions during the Annual Meeting as time permits. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.

Who pays the cost for soliciting proxies?

Verastem will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Verastem may solicit proxies by mail, personal interview, telephone, or via the internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility, or by attending the Annual Meeting and voting virtually. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What vote is required to approve each item?

Proposal No. 1 — Election of Directors: Directors are elected by a plurality of votes cast. Because there is no minimum vote required, abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 2 — Adoption of the 2021 Plan: A majority of votes cast is necessary for the approval of the 2021 Plan. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 3 — Ratification of Ernst & Young LLP: A majority of votes cast is necessary for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions will have no direct effect on the outcome of this proposal.

Proposal No. 4 — Advisory Vote on the Compensation of our Named Executive Officers: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this annual advisory vote, and the Compensation Committee of our Board of Directors, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Annual Meeting?

Verastem does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at (781) 292-4200. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, MAY 18, 2021

This Proxy Statement and our 2020 Annual Report on Form 10-K are available, free of charge, at https://materials.proxyvote.com/92337C

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s restated certificate of incorporation, as amended, and bylaws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Gina Consylman and Bruce Wendel are the Class III directors whose terms expire at the Annual Meeting. Mr. Wendel is not standing for re-election to the Board of Directors at the Annual Meeting and his term as a director will expire at the Annual Meeting. Ms. Consylman has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as Class III director of the Company until the 2024 annual meeting of stockholders and until her successor is duly elected.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the nominee listed above as director nominee. Verastem has no reason to believe that the nominee will be unable to serve. In the event that the nominee is unexpectedly not available to serve, subject to compliance with applicable state and federal laws, including the filing of an amended proxy statement and proxy card, as applicable, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to the nominee for election as director and for each continuing director, including his or her period of service as a director of Verastem, principal occupation and other biographical material is shown below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE NOMINEE FOR CLASS III DIRECTOR

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following information regarding our directors is as of March 22, 2021. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS III DIRECTOR NOMINEE

Gina Consylman, age 49, is a Class III director who has served as a member of our Board of Directors since October 2018. Ms. Consylman has been the Senior Vice President, Chief Financial Officer of Ironwood Pharmaceuticals, Inc. (“Ironwood”) since November 2017. Previously, she served as interim Chief Financial Officer from September 2017 to November 2017, and as Vice President of Finance and Chief Accounting Officer from August 2015 to November 2017. Ms. Consylman also served as Ironwood’s Vice President, Corporate Controller and Chief Accounting Officer from June 2014 to July 2015. She also serves as a member of the board of directors of Assembly Biosciences, Inc. since October 2020. She has more than 25 years of experience in corporate finance, accounting and tax. Prior to joining Ironwood, Ms. Consylman was Vice President, Corporate Controller and Principal Accounting Officer at Analogic Corporation (acquired by funds affiliated with Altaris Capital Partners, LLC) from February 2012 to June 2014, then a publicly-held healthcare and security technology solutions company, where she oversaw the company’s global accounting and treasury teams. Prior to her work at Analogic, Ms. Consylman served as Senior Director, Corporate Accounting at Biogen, Inc. from November 2009 to February 2012, where she led the accounting teams for the corporate and U.S. commercial business units, and various other finance and accounting roles, including Corporate Controller at Varian Semiconductor Equipment Associates, Inc. (acquired by Applied Materials, Inc.). Ms. Consylman, a Certified Public Accountant, began her career in public accounting at Ernst & Young LLP. She holds a B.S. in accounting from Johnson & Wales University and a M.S. in taxation from Bentley University. The Board of Directors believes that Ms. Consylman’s qualifications to sit on the Board include her significant financial, accounting and management expertise, as well as her experience within the pharmaceutical and biotechnology industries.

DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING AND CONTINUING IN OFFICE

Michael Kauffman M.D., age 57, is a Class I director who has served as a member of our Board of Directors since November 2012 and our lead director since June 2016. Dr. Kauffman has been the Chief Executive Officer of Karyopharm Therapeutics Inc., a publicly traded commercial stage biotechnology company, since January 2011 and was a Science Advisor to Bessemer Venture Partners from 2008 to 2011. Dr. Kauffman was the Chief Medical Officer of Onyx Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until December 2010. Dr. Kauffman was the Chief Medical Officer of Proteolix, Inc., a privately held pharmaceutical company, from April 2009 until November 2009, when it was acquired by Onyx Pharmaceuticals, Inc. From September 2002 until July 2008, Dr. Kauffman was the President and Chief Executive Officer of EPIX Pharmaceuticals, Inc., a publicly traded biotechnology company that underwent liquidation proceedings in 2009. Dr. Kauffman joined Predix Pharmaceuticals, Inc., the predecessor to EPIX, in September 2002, as President and Chief Executive Officer. From 1997 to 2002, he held a number of senior medical and program leadership positions at Millennium Pharmaceuticals, Inc., then a publicly traded biotechnology company, including Vice President, Medicine and VELCADE Program Leader as well as co-founder and Vice President of Medicine at Millennium Predictive Medicine, a wholly-owned subsidiary of Millennium. Dr. Kauffman also served as Medical Director at Biogen Corporation (now Biogen, Inc., a publicly traded biotechnology company). Dr. Kauffman has served on the board of directors of Karyopharm Therapeutics, Inc. since January 2011. He also currently serves on the board of directors of Kezar Biosciences. He previously served on the boards of directors of Zalicus, Inc, EPIX and Predix and on the board of Proteolix prior to becoming the company’s chief medical officer. Dr. Kauffman received an M.D. and Ph.D. in molecular biology and biochemistry from Johns Hopkins University and holds a B.A. in biochemistry from Amherst College. Dr. Kauffman trained in Internal Medicine at Beth Israel Deaconess and Massachusetts General Hospitals, and is board certified in internal medicine. The Board of Directors believes that Dr. Kauffman’s qualifications to sit on the Board include the combination of his significant business, clinical development and leadership experience at public life sciences companies and his medical and scientific background.

Eric Rowinsky M.D., age 64, is a Class I director who has served as a member of our Board of Directors since May 2017. Dr. Rowinsky has been the Executive Director and President of RGenix, Inc. since June 2016. He has also been a consulting Chief Medical Officer for Hummingbird Biosciences since February 2020 and served as the Chief Scientific Officer of Clearpath Development Co. from June 2016 to December 2020. Prior to this, Dr. Rowinsky served as the Head of Research and Development, Chief Medical Officer and Executive Vice President of Stemline Therapeutics, Inc. from February 2011 to January 2016. In 2010, Dr. Rowinsky co-founded Primrose Therapeutics and became its Chief Executive Officer, until it was acquired in 2011. From 2005 to 2010, he served as the Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory Affairs of ImClone Systems Incorporated, a life sciences company focused on monoclonal antibodies, which was acquired by Eli Lilly and Company. Previous to that, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center’s Institute of Drug Development, including Director of the Institute and SBC Endowed Chair for Early Drug Development. Prior to that, he served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio and as Associate Professor of Oncology at the Johns Hopkins University School of Medicine. Since 2011, Dr. Rowinsky serves on the boards of directors of Biogen Idec, Inc., Purple Biotech, Inc, and Fortress Biosciences, Inc., and formerly served on the board of directors of BIND Therapeutics, prior to its acquisition by Pfizer, and Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received a B.A. degree in Liberal Arts from New York University and earned his M.D. from Vanderbilt University. The Board of Directors believes that Dr. Rowinsky’s qualifications to sit on the Board include his extensive research and drug development experience, oncology expertise, corporate strategy experience, and broad scientific and medical knowledge.

Timothy Barberich, age 73, is a Class II director who has served as a member of our Board of Directors since March 2014. Mr. Barberich is founder and former Chairman and Chief Executive Officer of Sepracor Inc., a publicly traded, research-based, pharmaceutical company based in Marlborough, Massachusetts, which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in 2009. He founded Sepracor in 1984 and served as Chief Executive Officer from 1984 to May 2007 and as Chairman of the Board from 1990 to 2009. Mr. Barberich has been Chairman of BioNevia Pharmaceuticals since June 2008 and Chief Executive Officer since 2014. He currently serves on the board of directors of publicly traded Frequency Therapeutics, Inc., and the privately held company, TScan Biotechnology Inc. He also previously served on the boards of directors of Neurovance Inc, Inotek Pharmaceuticals, Inc., HeartWare, International, Inc., Tokai Pharmaceuticals, BioSphere Medical, Inc. and GeminX Pharmaceuticals until each company was acquired. Mr. Barberich has also served on the board of trustees of Boston Medical Center and the board of the Pharmaceutical Research and Manufacturers’ Association (PhRMA). Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Bedford, Massachusetts-based Millipore Corporation. Mr. Barberich is a graduate of Kings College and holds a Bachelor’s of Science degree in Chemistry. The Board of Directors believes that Mr. Barberich’s qualifications to sit on the Board include his significant experience in the development and commercialization of pharmaceutical products, his leadership experience at other pharmaceutical companies and his service on other boards of directors.

Brian Stuglik R.Ph., age 61, is a Class II Director who has served as our Chief Executive Officer since July 2019 and as a member of our Board of Directors since September 2017. Mr. Stuglik founded Proventus Health Solutions, a consulting company for pharmaceutical and biotechnology companies, in January 2016 and has over three decades of experience in U.S. and international pharmaceutical development, product strategy, and commercialization. Prior to founding Proventus Health Solutions, Mr. Stuglik served as the Vice President and Chief Marketing Officer for the oncology division of Eli Lilly and Company, from 2009 to December 2015. Mr. Stuglik currently serves on the board of directors of publicly traded Oncopeptides AB (ONCO) and Puma Biotechnology, Inc. (PBYI). Mr. Stuglik received a Bachelor of Science in Pharmacy from Purdue University and holds memberships in the American Society of Clinical Oncology, the American Association of Cancer Research, and the International Association for the Study of Lung Cancer. The Board of Directors believes that Mr. Stuglik’s qualifications to sit on the Board include his extensive experience in pharmaceutical development, product strategy and commercialization.

John Johnson, age 63, is a Class I director who has served as a member of our Board of Directors since April 2020. Mr. Johnson has been the Chief Executive Officer of Strongbridge Biopharma plc, a publicly traded biopharmaceutical company, since July 2020, and has been a member of its board of directors since March 2015. Mr. Johnson recently served as a board member of Melinta Pharmaceuticals, Inc. through September 2019, having served as Chief Executive Officer from February 2019 through August 2019 and as interim Chief Executive Officer from October 2018 through February 2019. From January 2012 until August 2014, Mr. Johnson served as the President and Chief Executive Officer of Dendreon Corporation and as its Chairman from January 2012 until June 2014. From January 2011 until January 2012, he served as the Chief Executive Officer and a member of the board of Savient Pharmaceuticals, Inc. From November 2008 until January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit. He was also Chief Executive Officer of ImClone Systems Incorporated, which develops targeted biologic cancer treatments, from August 2007 until November 2008, and served on ImClone’s board of directors until it was acquired by Eli Lilly in November 2008. From 2005 to 2007, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 to 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 to 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., OrthoMcNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson is the former Chairman of Tranzyme Pharma, Inc., former lead independent director of Sucampo Pharmaceuticals, Inc. and a former director of Histogenics Corporation, AVEO Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. He previously served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and the Health Section Governing Board of Biotechnology Industry Organization. Mr. Johnson holds a B.S. from the East Stroudsburg University of Pennsylvania. Mr. Johnson brings to our board of directors extensive leadership, business and governance experience having served as a chief executive office and on the board of directors of numerous public biopharmaceutical companies. Mr. Johnson’s strong leadership qualities and industry knowledge position him well to provide valuable insights to both management and his fellow board members on issues facing our Company.

DIRECTOR NOT STANDING FOR ELECTION AT THE ANNUAL MEETING AND NOT CONTINUING IN OFFICE

Bruce Wendel, age 67, is a Class III director who has served as a member of our Board of Directors since June 2016. Mr. Wendel retired in July 2018 and, prior to retirement, was Chief Strategic Officer of Hepalink USA, the U.S. subsidiary of Shenzhen Hepalink Pharmaceutical Company from July 2012 to July 2018. Prior to this, Mr. Wendel served as Vice Chairman and Chief Executive Officer of Abraxis BioScience, LLC, from January 2010 to December 2010, where he oversaw the development and commercialization of Abraxane®. He also led the negotiations that culminated in the acquisition of Abraxis by Celgene in a deal valued at over $2.9 billion. Prior to Abraxis, Mr. Wendel served in business and corporate development roles of increasing responsibility at American Pharmaceutical Partners, IVAX Corporation and Bristol-Myers Squibb. Mr. Wendel earned a juris doctorate degree from Georgetown University Law School, and a B.S. from Cornell University.

BOARD OF DIRECTORS AND ITS COMMITTEES

The following table describes which directors serve on each of the committees of the Board of Directors.

Name	Nominating & Corporate Governance Committee	Compensation Committee	Audit Committee
Timothy Barberich		X	X
Gina Consylman			X(1)
John Johnson	X	X
Michael Kauffman, M.D., Ph.D.		X	X
Eric Rowinsky, M.D.	X
Brian Stuglik
Bruce Wendel	X(2)

(1)	Our Board of Directors has determined that Gina Consylman is an “audit committee financial expert” as defined in the applicable SEC rules.
(2)	Mr. Wendel is not standing for re-election to the Board of Directors at the Annual Meeting and his term as a director and member of the Nominating and Corporate Governance Committee will expire at the Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

As required by the listing standards of The Nasdaq Global Market (“Nasdaq”), the Board of Directors has affirmatively determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each of our directors and nominee for director other than Brian Stuglik, our Chief Executive Officer, is independent. To make this determination, our Board of Directors reviews all relevant transactions or relationships between each director and Verastem, its senior management and its independent registered public accounting firm. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The Board consults with Verastem’s outside corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Board Meetings and Attendance

The Board of Directors held twelve meetings during the year ended December 31, 2020. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2020 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

Board Committees

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which is comprised solely of independent directors, and is described more fully below. Each committee operates pursuant to a written charter and each committee periodically reviews and assesses the adequacy of its charter. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are all available on the Company’s website at https://investor.verastem.com under “About Us—Corporate Governance” section.

Audit Committee

Ms. Consylman is the chair and Mr. Barberich and Dr. Kauffman are the other members of the Audit Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of Nasdaq and the SEC. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that Ms. Consylman is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The primary responsibilities of the Audit Committee include: (a) appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm, (b) overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, (c) reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, (d) monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics, (e) overseeing our risk assessment and risk management policies, (f) meeting independently with our independent registered public accounting firm and management, (g) reviewing and approving or ratifying any related person transactions, (h) overseeing our compliance program, processing any complaints and assisting in conducting internal and external investigations if necessary, and (i) preparing the audit committee report required by SEC rules. All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee.

During the year ended December 31, 2020, the Audit Committee met four times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Mr. Barberich is the chair and Dr. Kauffman and Mr. Johnson are the other members of the Compensation Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules and regulations of Nasdaq. In addition, each member is a “non-employee director” within Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary responsibilities of the Compensation Committee include: (a) annually reviewing and approving corporate goals, objectives and recommendations to our Board relevant to the compensation of executive officers, (b) overseeing and administering our cash and equity incentive plans, and (c) reviewing and making recommendations to our Board with respect to director compensation.

The Compensation Committee engaged Pearl Meyers & Partners, LLC, an independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. Although the Board of Directors and Compensation Committee consider the advice and recommendation of independent compensation consultants as to our executive compensation program, the Board of Directors and Compensation Committee ultimately make their own decisions about these matters.

During the year ended December 31, 2020, the Compensation Committee met seven times.

Nominating and Corporate Governance Committee

Dr. Rowinsky is the chair and Mr. Wendel and Mr. Johnson are the other members of the Nominating and Corporate Governance Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the rules and regulations of Nasdaq. Mr. Wendel is not standing for re-election to the Board of Directors at the Annual Meeting and his term as a director and member of the Nominating and Corporate Governance Committee will expire at the Annual Meeting.

The primary responsibilities of the Nominating and Corporate Governance Committee include: (a) identifying individuals qualified to become members of our Board, (b) recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees, (c) reviewing and making recommendations to our Board with respect to our Board leadership structure, (d) reviewing and making recommendations to our Board with respect to management succession planning, (e) developing and recommending to our Board corporate governance principles, and (f) overseeing an annual self-evaluation by our Board.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Verastem and the composition of the Board of Directors. Additionally, neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees; however, both may consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates.

During the year ended December 31, 2020, the Nominating and Corporate Governance Committee met six times.

Board of Directors Leadership Structure

Dr. Kauffman, an independent member of our Board of Directors, has served as the Lead Director of our Board of Directors since June 2016. The independent members of the Board of Directors periodically review the Board’s leadership structure and have determined that Verastem and our stockholders are well served with the current structure.

The Board of Directors provides oversight of our management and affairs. Dr. Kauffman, as the Lead Director, presides over the meetings of the independent directors and also serves as a member of the Compensation and Audit Committees. Dr. Kauffman’s leadership encourages open discussion and deliberation, with a thoughtful evaluation of risk, to support the Board’s decision-making. Dr. Kauffman’s leadership also encourages communication among the directors, and between management and the Board of Directors, to facilitate productive working relationships.

The Board of Director’s Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters as well as through the oversight of management by the Board of Directors and its committees. While the Chief Executive Officer and other members of our senior leadership team are responsible for the day to day management of risk, our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right tone at the highest level of the organization by overseeing our risk profile and assisting management in addressing specific risks (e.g., strategic and competitive risks, financial risks, brand and reputation risks, legal and compliance risks, regulatory risks, operational risks, cybersecurity and COVID-19 risks).

In particular, the Board of Directors administers its risk oversight function through (a) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that we face, (b) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (c) the direct oversight of specific areas of our business by the Audit, Compensation, and Nominating and Corporate Governance Committees, and (d) regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting our Company to the attention of the Board of Directors or relevant committees of the Board of Directors.

The Audit Committee is responsible for reviewing and discussing with management and the independent registered public accounting firm, our system of internal controls, our critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters. In addition, the Audit Committee oversees the status of the compliance program (policies, training, monitoring and audit of the Company) to ensure adherence to the applicable legal and regulatory standards and to the Code of Business Conduct and Ethics where there may be a material impact on the organization. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies, plans and arrangements and the extent to which those policies or practices may increase or decrease risk for the Company. The Nominating and Corporate Governance Committee oversees risks related to corporate governance matters and manages risks associated with the independence of our Board, potential conflicts of interest, and the effectiveness of the Board.

Because of the role of the Board of Directors and its committees in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our non-employee director compensation policy, each non-employee director receives an annual base retainer of $45,000. In addition, our non-employee directors were entitled to receive the following cash compensation for Board and committee service in fiscal 2020, as applicable:

Board and Committee Positions	Fees
Lead Director	$25,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$10,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Member	$5,000

All amounts are paid in quarterly installments.

In addition, our non-employee directors receive stock options as compensation for their service on our Board of Directors. Newly appointed non-employee directors receive a one-time initial award of an option to purchase shares of our common stock with respect to a number of shares as follows (a) 50,000 shares plus (b) a pro-rata amount equal to (i) 25,000 shares multiplied by (ii) the quotient of the number of days between the date the director commences Board service and the vesting end date for the equity awards granted to the non-employee directors on the last Annual Meeting Date preceding the date the director commences Board service, and 365 days, with such grant rounded down to the nearest whole share. The one-time initial award vests on a monthly basis until the vesting end date of awards granted to non-employee directors at the last annual meeting preceding the date the director commences Board service, subject to the director’s continued service on the Board of Directors. Thereafter, each non-employee director who was serving on the Board of Directors as of the prior year’s annual meeting of the Company’s stockholders receives an annual award of an option to purchase shares of our common stock, which vests on a monthly basis over a one-year period, subject to the director’s continued service on the Board of Directors (the Annual Grant). In 2020, the Annual Grant consisted of an option to purchase 25,000 shares of our common stock.

Mr. Stuglik, our Chief Executive Officer, does not receive compensation for his service as a director. Mr. Stuglik’s compensation is described under the heading “Named Executive Officer Compensation” below.

2020 Director Compensation

The following table summarizes the compensation paid to or earned by our directors during the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($)		Total ($)
Timothy Barberich	68,333	33,480	—		101,813
Gina Consylman	65,000	47,330	—		112,330
John Johnson	39,090	95,131	—		134,221
Michael Kauffman, M.D., Ph.D.	87,000	33,480	—		120,480
Alison Lawton (3)	25,417	29,860	—		55,277
Eric Rowinsky, M.D.	55,000	33,480	96,000	(4)	184,480
Bruce Wendel	50,000	33,480	—		83,480

(1)	Amounts shown represent the aggregate grant date fair value of stock option awards granted to the director and calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (FASB ASC Topic 718). For information regarding assumptions underlying the value of stock awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation,” of our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The number of stock options awarded to any non-employee director who received a grant during 2020 was 25,000 options, with the exception of Mses. Consylman and Lawton and Mr. Johnson. Ms. Consylman received 35,342 stock options to reflect the time she served on the Board of Directors during the full calendar year 2019 (pursuant to our non-employee director compensation policy in effect during 2019) and a portion of 2020. Mr. Johnson received 50,000 stock options as a result of his new appointment in 2020 plus 27,602 stock options to reflect the time he served on the Board in 2020. Ms. Lawton received 20,000 stock options to reflect her contributions and service over the eight years Ms. Lawton served on the Board of Directors. As of December 31, 2020, the aggregate number of stock options held by each non-employee director was as follows: Mr. Barberich, 197,597 stock options; Ms. Consylman, 90,479 stock options; Mr. Johnson, 77,602 stock options; Dr. Kauffman, 211,976 stock options; Ms. Lawton, 206,976 stock options; Dr. Rowinsky, 125,891 stock options; and Mr. Wendel, 150,000 stock options.

(3)	Ms. Lawton did not stand for re-election at the annual meeting of our stockholders in 2020 and her term as a director expired on May 19, 2020. On May 19, 2020, we entered into a consulting agreement with Ms. Lawton through May 31, 2022.

(4)	Amount represents fees paid to Dr. Rowinsky in respect of his consulting services for fiscal year 2020.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Verastem audited financial statements for the year ended December 31, 2020, and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Verastem management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, including the matters required to be discussed by Ernst & Young LLP with the Audit Committee.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required under the PCAOB, which requires that independent registered public accounting firms annually disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP its independence from Verastem.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Verastem Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

Respectfully submitted by the
Audit Committee,

Gina Consylman, Chair

Timothy Barberich

Michael Kauffman

PROPOSAL NO. 2—APPROVAL OF THE COMPANY’S 2021 EQUITY INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the Company’s 2021 Equity Incentive Plan adopted by our Board of Directors on March 24, 2021 (the “2021 Plan”).

If the stockholders do not approve the 2021 Plan, the 2021 Plan will not become effective and the Company’s Amended and Restated 2012 Incentive Plan (the “2012 Plan”) will remain in effect in accordance with its terms. If the 2021 Plan is approved by the stockholders, we will no longer make grants under the 2012 Plan following such approval and the 2021 Plan will be the only plan under which equity awards are granted to our employees, non-employee directors and other service providers, other than the Company’s 2018 Employee Stock Purchase Plan (the “ESPP”), which is a broad-based employee stock purchase plan for eligible employees.

Equity grants are an essential element of the Company’s compensation program. Stockholder approval of the 2021 Plan would allow us to continue to use equity incentives to attract and retain high quality and high performing executives, other employees and non-employee directors. Our Board of Directors approved the 2021 Plan and the additional shares of our common stock authorized for issuance under it based upon its review and consideration of:

●	the Company’s historical rates of equity award issuances;

●	the dilutive impact to stockholders;

●	the number of shares necessary for the Company to continue making awards at historical average annual rates for the next three years; and

●	advice provided by Pearl Meyers & Partners, LLC (“Pearl Meyers”), the independent consultant of the compensation committee of our Board of Directors (the “Compensation Committee”).

Our Board of Directors believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. In addition, we believe that the grant of equity-based awards and the shares received in respect of these awards foster an ownership mindset by allowing employees to take part in the successes of the Company.

Our Board of Directors believes that the 2021 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

●	No Evergreen Provision. The 2021 Plan does not contain an evergreen provision. The 2021 Plan authorizes a fixed number of shares and, as a result, requires stockholder approval to issue any additional shares pursuant to awards under the plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.

●	No Liberal Share-Recycling. Shares underlying stock options and other awards delivered under the 2021 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

●	No Discounted Stock Options or SARs. All stock options and SARs granted under the 2021 Plan must have a per share exercise price or base value that is not less than the closing price of the underlying shares on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant).

●	No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, the 2021 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

●	Limits on Dividend Equivalents. Dividends and dividend equivalents relating to awards will be subject to the same risk of forfeiture (whether service- or performance-based) as applies to the underlying award to which they relate.
●	No Reload Awards. No term of an award may provide for automatic “reload” grants of additional awards upon exercise of a stock option or SAR or otherwise as a term of an award.

In setting the size of the share pool under the 2021 Plan, our Board of Directors considered the historical amounts of equity awards granted by the Company in the last three calendar years. As of December 31, 2020, there were 10,947,871 shares of our Common Stock available for grant under the 2012 Plan. In calendar years 2020, 2019 and 2018, we made grants of equity awards under the 2012 Plan totaling 6,448,386, 8,355,556 and 1,701,391 shares of our common stock, respectively (assuming performance-based awards vest at 100% achievement). The weighted average number of shares of our Common Stock outstanding in calendar years 2020, 2019 and 2018 was 153,330,143, 74,578,103 and 64,961,887, respectively. As a result, our three-year average burn rate is 6.0%. In setting the size of the share pool under the 2021 Plan, the Board also considered the total amount of equity awards outstanding under existing grants as of December 31, 2020, as further shown in the chart below. Based on an analysis by Pearl Meyers of the remaining shares available for grant under the 2012 Plan, the number of equity awards outstanding under the 2012 Plan and the Company’s 2010 Equity Incentive Plan (the “2010 Plan”), an equity plan maintained by the Company prior to the adoption of the 2012 Plan under which future awards can no longer be granted, our historical burn rate, the features of the 2021 Plan and the equity plan guidelines established by proxy advisory firms, the Board approved the 2021 Plan and the share pool authorized under it to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation to our key contributors. Based on these same factors, we estimate that the share pool under the 2021 Plan will enable us to continue to make grants of equity awards at our historical average annual rates for approximately the next three years.

If stockholders do not approve the 2021 Plan, the 2021 Plan will not become effective and we will continue to make grants of equity awards under the 2012 Plan through its expiration in January 2022, at which point no further equity incentives may be granted, which we anticipate will materially affect our ability to attract and retain key talent. We believe that the terms of the 2021 Plan, including the share pool, are reasonable, appropriate and in the best interests of the stockholders.

Existing Equity Plan Information

As of March 24, 2021, the date the 2021 Plan was approved by our Board of Directors, the 2012 Plan had 10,649,876 shares of our common stock available for grant as equity awards. If the 2021 Plan is approved, the total number of shares of our common stock that will be available for future awards under the 2021 Plan will be (i) 23,900,000, which is the sum of 13,250,124 shares plus the number of shares available under the 2012 Plan as of the date our Board of Directors approved the 2021 Plan (10,649,876 shares) plus (ii) the number of shares of our common stock underlying awards under the 2012 Plan and the 2010 Plan that expire, terminate or are surrendered without delivery of shares, are forfeited to or repurchased by us, or otherwise become available again for grant under the terms of the 2012 Plan or the 2010 Plan, as applicable (in the case of clause (ii), up to 14,291,269 shares of our common stock in the aggregate). If the stockholders do not approve the 2021 Plan, the 2021 Plan will not become effective and awards will only be granted from the shares currently available under the 2012 Plan which will expire in January 2022.

Potential Dilution

The following table provides information regarding the number of shares subject to each type of outstanding award under the 2012 Plan and the 2010 Plan, the number of shares of our common stock available for future awards under the 2012 Plan and the ESPP, the number of additional shares that would be available for future awards under the 2021 Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of December 31, 2020.

	Number of shares	As a percentage of stock outstanding as of 12/31/20
Outstanding stock options (including performance-based stock options, assuming 100% achievement)	11,564,746	6.8%
Outstanding restricted stock units	2,601,817	1.5%
Total shares subject to outstanding awards under the 2012 Plan and the 2010 Plan	14,166,563	8.3%
Total shares available for future awards under the 2012 Plan and the ESPP	12,247,977	7.2%
Total shares subject to outstanding awards under the 2012 Plan and the 2010 Plan or available for future awards under the 2012 Plan or the ESPP	26,414,540	15.5%
Proposed additional shares available for future awards under the 2021 Plan	13,250,124	7.8%
Total potential dilution	39,664,664	23.3%

As indicated by the numbers in the table above, as of December 31, 2020, prior to the date on which our Board of Directors adopted the 2021 Plan, the potential dilution under the 2012 Plan, the ESPP and the 2010 Plan was 15.5%. If the 2021 Plan is approved by our stockholders, our potential dilution will be 23.3%.

Reasons for Seeking Stockholder Approval

Our Board of Directors believes that the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board of Directors also believes that equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders.

Summary of the 2021 Plan

The following summary describes the material terms of the 2021 Plan. This summary of the 2021 Plan is not a complete description of all provisions of the 2021 Plan and is qualified in its entirety by reference to the 2021 Plan which is attached hereto as Appendix A.

Purpose

The purpose of the 2021 Plan is to advance the interests of the Company by providing for the grant to Participants of stock and stock-based awards.

Administration

Pursuant to the terms of the 2021 Plan, the Compensation Committee administers the 2021 Plan. The Administrator (as defined below) has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any awards; to determine eligibility for and grant awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any award, to determine, modify, accelerate or waive the terms and conditions of any award; to determine the form of settlement of award (whether in cash, shares of Stock, other awards or other property); to prescribe forms, rules and procedures relating to the 2021 Plan and awards; and to otherwise do all things necessary or desirable to carry out the purposes of the 2021 Plan or any award. Determinations of the Administrator made with respect to the 2021 Plan or any award are conclusive and bind all persons. The Compensation Committee may delegate certain of its powers under the 2021 Plan to one or more of its members or members of the Board, officers of the Company or other employees or other persons. As used in this summary, “Administrator” refers to the Compensation Committee or its authorized delegates, as applicable.

Eligibility

Our employees, directors, consultants and advisors are eligible to receive awards under the 2021 Plan. However, eligibility for incentive stock options is limited to our employees and employees of certain affiliates, and eligibility for other stock options and for SARs is limited to individuals providing direct services to the Company or certain subsidiaries of the Company on the date of grant. As of March 15, 2021, approximately 46 employees including all of our executive officers, six non-employee directors, and five consultants would be eligible to participate in the 2021 Plan.

Authorized Shares

Subject to adjustment as described below, the number of shares of our common stock that are reserved for issuance under the 2021 Plan, including upon the exercise of incentive stock options, is (i) 23,900,000, which is the sum of 10,649,876 shares plus the number of shares available under the 2012 Plan as of the date our Board of Directors approved the 2021 Plan plus (ii) the number of shares of our common stock underlying awards under the 2012 Plan and the 2010 Plan that expire, terminate or are surrendered without delivery of shares, are forfeited to or repurchased by us, or otherwise become available again for grant under the terms of the 2012 Plan or the 2010 Plan, as applicable (in the case of clause (ii), up to 14,291,269 shares of our common stock in the aggregate).

The number of shares of our common stock delivered in satisfaction of awards under the 2021 Plan is determined (i) by including shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in shares of our common stock (and not only the number of shares delivered in settlement of the award), and (iii) by excluding any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the delivery of shares of our common stock (or retention, in the case of restricted stock or unrestricted stock). The number of shares available for delivery under the 2021 Plan will not be increased by any shares that have been delivered under the 2021 Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.

Shares that may be delivered under the 2021 Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by the Company.

Director Limits

The aggregate value of all compensation granted or paid to any non-employee director for his or her service on our Board of Directors with respect to any calendar year, including awards granted under the 2021 Plan and cash fees or other compensation paid by the Company to such non-employee outside of the 2021 Plan may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a non-employee director’s first calendar year of service on our Board of Directors)For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.

Types of Awards

The 2021 Plan provides for the grant of incentive stock options, non-statutory stock options, SARs, restricted stock awards, restricted stock units and other stock-based awards. Dividends or dividend equivalents may also be provided in connection with awards under the 2021 Plan.

●	Stock options and SARs. The Administrator may grant stock options, including incentive stock options, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the closing price of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2021 Plan may not be less than 100% of the closing price of a share on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant). Announcements or developments shortly following a grant date may cause the closing or other price of a share to rise. Other than in connection with certain corporate transactions (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other exchange of shares), stock options and SARs granted under the 2021 Plan may not be repriced, amended to provide for a lower exercise price or base value, or canceled in exchange for new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the value of a share on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant.
●	Restricted and unrestricted stock and stock units. The Administrator may grant awards of shares, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is an award of shares subject to restrictions requiring that they be redelivered or forfeited to the company if specified conditions are not satisfied.
●	Performance awards. The Administrator may grant awards subject to performance vesting conditions and such other terms and conditions as may be determined by the Administrator.
●	Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on our common stock, subject to such terms and conditions as may be determined by the Administrator.
●	Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Plan.

Vesting; Terms of Awards

The Administrator determines the terms of all awards granted under the 2021 Plan, including the time or times an award vests or becomes exercisable, the terms on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award.

Transferability of Awards

Except as the Administrator may otherwise determine, awards may not be transferred other than by will or the laws of descent and distribution or, with respect to awards other than ISOs or awards subject to Section 409A of the Code, pursuant to a qualified domestic relations order.

Effect of Certain Transactions

In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of our assets or shares of our common stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):

●	The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;
●	The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or

●	The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the value of the shares subject to the award and its exercise or base price, if any.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.

Adjustment Provisions

In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Plan, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event.

Clawback

The Administrator may cancel, rescind or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the 2021 Plan or the applicable award agreement or if the participant breaches any restrictive covenant agreement with the Company or otherwise competes with the Company, and may recover any awards or payments or shares received in respect of awards or gain in respect of any award in accordance with any applicable Company clawback or recoupment policy or as otherwise required by applicable law or stock exchange listing standards.

Amendments and Termination

The Administrator may at any time amend the 2021 Plan or any outstanding award and may at any time terminate the 2021 Plan as to future awards. However, except as expressly provided in the 2021 Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant's rights without the participant's consent (unless the Administrator expressly reserved the right to do so in the 2021 Plan or at the time the award was granted). Any amendments to the 2021 Plan will be conditioned on shareholder approval to the extent required by applicable law or stock exchange requirements.

Federal Income Tax Consequences

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2021 Plan under current federal tax laws and certain other tax considerations associated with awards under the 2021 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A Section 83(b) election must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective Section 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective Section 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2021 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective Section 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-Statutory Stock Options. In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with the exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

No awards under the 2021 Plan have been granted to date. Awards under the 2021 Plan are subject to the discretion of our Board of Directors and its delegates and, therefore, are not determinable at this time. Our Board of Directors and its delegates have full discretion to determine the shares subject to awards to be granted to participants under the 2021 Plan, subject to the director limits described above under Summary of the 2021 Plan – Director Limits.

The table below reflects all awards that have been granted under the 2012 Plan during 2020. On April 7, 2021, the closing price of a share of our common stock as reflected on Nasdaq was $2.77,

Name and Position	Number of Units
Brian M. Stuglik Chief Executive Officer	1,334,685	(1)
Daniel Paterson President and Chief Operating Officer	940,082
Robert Gagnon Chief Business and Financial Officer	624,411
Non-Executive Director Group	232,944
Non-Executive Officer Employee Group	3,316,264

(1)	Amount shown for Mr. Stuglik includes 191,828 restricted stock units that were voluntarily forfeited by Mr. Stuglik on December 31, 2020, as discussed below under Named Executive Officer Compensation – 2020 Equity-Based Compensation.

Required Vote

Approval of the 2021 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

THE ADOPTION OF THE 2021 PLAN

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

Supplemental Equity Compensation Plan Information

The following table provides information on the Company’s equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(1)	14,166,563	$3.70	12,247,977	(3)
Equity compensation plans not approved by security holders(2)	1,178,499	$5.95	2,879,688
Total	15,345,062	$3.90	15,127,665

(1)	Includes information regarding the 2012 Plan, the ESPP and the 2010 Plan.

(2)	Includes stock options granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. The terms of these stock options are consistent with stock options granted under the Company’s 2012 Plan. The number of shares remaining available for future issuance reflects shares reserved by the Board of Directors for future issuance to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company.

(3)	Excludes the 2021 Plan, which is subject to stockholder approval in accordance with this Proposal No. 2.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young LLP has served as our independent registered public accounting firm since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and they will be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed and accrued for the fiscal years ended December 31, 2020 and 2019 for each of the following categories of services are as follows:

Fee Category	2020 ($)	2019 ($)
Audit Fees	953,650	1,065,341
Audit-Related Fees	—	—
Tax Fees	99,500	67,000
All Other Fees	—	—
Total Fees	1,053,150	1,132,341

Audit Fees. Consist of fees billed and accrued for professional services rendered for the audit of our annual financial statements, the review of interim financial statements and services provided in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 3 ON YOUR PROXY CARD

PROPOSAL NO. 4—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The compensation-related disclosure elsewhere in this proxy statement describes the structure and amounts of the compensation of our named executive officers for fiscal year 2020. The Compensation Committee and our Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

As required by Section 14A of the Exchange Act, our Board of Directors is asking our stockholders to cast a non-binding advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

Our Board of Directors is asking that our stockholders support this proposal, commonly referred to as the “say-on-pay” vote. Although this advisory vote is non-binding, we value the views of our stockholders and our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 4 ON YOUR PROXY CARD)

NAMED EXECUTIVE OFFICER COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for our fiscal year ended December 31, 2020. Our named executive officers are:

●	Brian Stuglik, our Chief Executive Officer;

●	Daniel Paterson, our President and Chief Operating Officer; and

●	Robert Gagnon, our Chief Business and Financial Officer.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named executive officers for fiscal years 2020 and 2019.

Name and Principal Position	Year	Salary($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian M. Stuglik	2020	609,231		1,274,700	1,039,353	507,000	42,390	3,472,674
Chief Executive Officer	2019	253,846	(5)	386,100	943,643	200,000	133,605	1,917,194
Daniel Paterson	2020	467,077		928,807	693,132	299,000	14,030	2,402,046
President and Chief Operating Officer	2019	445,269		—	1,056,352	230,000	4,551	1,736,172
Robert Gagnon	2020	421,385		706,490	347,109	215,800	14,030	1,704,814
Chief Business and Financial Officer	2019	396,365		181,000	829,650	176,000	14,280	1,597,295

(1)	The amount shown in this column represents the dollar amount of the aggregate grant date fair value of time-based restricted stock unit awards granted during the year determined in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of stock awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” of our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The amounts reflect the aggregate grant date fair value of option awards granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For information regarding assumptions underlying the value of option awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation,” of our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	The amounts shown for non-equity incentive plan compensation represent annual bonus amounts earned for the fiscal years ended December 31, 2020 and 2019. Bonus amounts earned for 2020 were paid in 2021, and bonus amounts earned for 2019 were paid in 2020.

(4)	The amounts shown represent the sum of 401(k) contributions, health savings account contributions, and the dollar value of life insurance premiums paid by the Company for each named executive officer. The amount for Mr. Stuglik for 2020 includes a housing stipend ($30,000). The amount for Mr. Stuglik for 2019 includes consulting fees paid to Mr. Stuglik prior to his appointment as our Chief Executive Officer ($111,227) and a housing stipend ($12,500).

(5)	Amount includes director fees paid to Mr. Stuglik for service on the Board of Directors through his appointment as our Chief Executive Officer on July 29, 2019 ($30,000) and Mr. Stuglik’s base salary as our Chief Executive Officer from July 29, 2019 through December 31, 2019 ($223,846).

2020 Base Salary and Bonus

The employment agreement with each named executive officer, described below, establishes a base salary for such officer, which is subject to discretionary increase. None of our executive officers is entitled to a guaranteed salary increase. Each of our named executive officers is paid a base salary reflecting his skill set, experience, performance, role and responsibilities. Effective November 4, 2019, Mr. Stuglik, Mr. Paterson, and Mr. Gagnon, accepted a voluntary decrease to their base salary to $540,000, $414,000, and $373,500, respectively, in connection with a restructuring designed to reduce overall operating expenses. Effective March 9, 2020, Mr. Stuglik’s, Mr. Paterson’s, and Mr. Gagnon’s base salary returned to the amount paid prior to the voluntary decrease of $600,000, $460,000 and $415,000, respectively.

As described below, each named executive officer has a target annual bonus based on his base salary earned with respect to the applicable year, as set forth in his employment agreement. Each named executive officer’s target annual bonus for 2020, as a percentage of base salary, was: Mr. Stuglik, 65%; Mr. Paterson, 50%; and Mr. Gagnon, 40%. Annual bonuses for 2020 for our named executive officers were based on the achievement of performance metrics established by our Compensation Committee. For 2020, our Compensation Committee set performance metrics which included: (1) net product revenue targets, (2) clinical development of duvelisib through our PTCL study entitled PRIMO, (3) development of defactinib and VS-6766 including initiation of registration-directed trials in 2020, and (4) corporate sustainability. For 2020, each named executive officer received annual bonuses in the following amounts: Mr. Stuglik, $507,000; Mr. Paterson $299,000; and Mr. Gagnon, $215,800. The bonus payout amounts for each named executive officer was determined by our Compensation Committee based on determining that we had met or exceeded all of our corporate goals for 2020.

Agreements with Named Executive Officers

We have entered into an employment agreement with each of our named executive officers. Each of the employment agreements provides that employment will continue for an indefinite period until either the Company or the employee provides written notice of termination in accordance with the terms of the agreement. The terms “cause”, “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement.

Brian M. Stuglik

Pursuant to his employment agreement, Mr. Stuglik was entitled to an initial base salary of $600,000, subject to increase from time to time by the Board of Directors. Effective November 4, 2019, Mr. Stuglik accepted a voluntary decrease in his base salary to $540,000, as discussed above under “2020 Base Salary and Bonus”. Effective March 9, 2020, Mr. Stuglik’s salary returned to amount paid prior to the voluntary decrease to a base salary of $600,000 as discussed above under “2020 Base Salary and Bonus”. Pursuant to his employment agreement, Mr. Stuglik is eligible to receive a bonus of 65% of his annual base salary and a perquisite allowance at a rate of $2,500 per month. Subject to Mr. Stuglik’s execution of an effective release of claims, Mr. Stuglik would be entitled to the severance payments described below if we terminate his employment without cause or if Mr. Stuglik terminates his employment for good reason.

If Mr. Stuglik’s employment is terminated by us without cause or by Mr. Stuglik for good reason, absent a change in control, as defined in his employment agreement, we would be obligated (1) to pay Mr. Stuglik his base salary for a period of 12 months following the termination of his employment, (2) to accelerate the vesting of the portion of any outstanding stock options, restricted stock, and restricted stock units held by Mr. Stuglik that, by their terms, vest only based on the passage of time and that would have vested during the 12-month period following the termination of his employment, (3) to pay Mr. Stuglik any bonus which has been awarded, but not yet paid on the date of termination, (4) to pay Mr. Stuglik a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Stuglik was employed by us in such year and (5) if Mr. Stuglik exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Stuglik a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when Mr. Stuglik becomes eligible to enroll in the health or dental plan of a new employer).

If Mr. Stuglik’s employment is terminated by us without cause or by Mr. Stuglik for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would be obligated (1) to pay Mr. Stuglik a lump sum amount equal to 18 months of his base salary, (2) to accelerate the vesting of all outstanding stock options, restricted stock and restricted stock units held by Mr. Stuglik that, by their terms, vest only based on the passage of time (to the extent not already vested by their terms in connection with the change in control), (3) to pay Mr. Stuglik any bonus which has been awarded, but not yet paid on the date of termination, (4) to pay Mr. Stuglik a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Stuglik was employed by us in such year and (5) if Mr. Stuglik exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Stuglik a monthly cash amount equal to the full premium cost of that participation for 18 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Stuglik becomes eligible to enroll in the health or dental plan of a new employer).

Daniel Paterson

Pursuant to his employment agreement, entered into as of March 1, 2012, Mr. Paterson was entitled to an initial base salary of $300,000, subject to increase from time to time by the Board of Directors and which has subsequently been increased. Effective November 4, 2019, Mr. Paterson accepted a voluntary decrease in his base salary to $414,000, as discussed above under “2020 Base Salary and Bonus”. Effective March 9, 2020, Mr. Paterson’s salary returned to amount paid prior to the voluntary decrease to a base salary of $460,000 as discussed above under “2020 Base Salary and Bonus”. Pursuant to his employment agreement, Mr. Paterson is eligible to receive a bonus of 35% of his annual base salary, which has subsequently been increased. Subject to Mr. Paterson’s execution of an effective release of claims, Mr. Paterson would be entitled to the severance payments described below if we terminate his employment without cause or if Mr. Paterson terminates his employment for good reason.

If Mr. Paterson’s employment is terminated by us without cause or by Mr. Paterson for good reason, absent a change in control, as defined in his employment agreement, we would be obligated (1) to pay Mr. Paterson his base salary for a period of nine months following the termination of his employment, (2) to pay Mr. Paterson any bonus which has been awarded, but not yet paid on the date of termination (3) to accelerate the vesting of the portion of any stock options, restricted stock, and restricted stock units granted prior to the date of his amended and restated employment agreement that, by their terms, vest only based on the passage of time and that would have vested during the nine-month period following the termination of his employment and (4) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Paterson a monthly cash amount equal to the full premium cost of that participation for nine months following such termination of employment (or, if earlier, until the time when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer).

If Mr. Paterson’s employment is terminated by us without cause or by Mr. Paterson for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would be obligated (1) to pay Mr. Paterson a lump sum amount equal to 12 months of his then-current annual base salary, (2) to accelerate the vesting of all outstanding stock options, restricted stock and restricted stock units that, by their terms, vest only based on the passage of time (to the extent not already vested by their terms in connection with the change in control), (3) to pay Mr. Paterson any bonus which has been awarded, but not yet paid on the date of termination and (4) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Paterson a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer).

Robert Gagnon

Pursuant to his employment agreement, Mr. Gagnon is entitled to an initial base salary of $380,000, subject to increase from time to time by the Board of Directors, and which has subsequently been increased. Effective November 4, 2019, Mr. Gagnon accepted a voluntary decrease in his base salary to $373,500, as discussed above under “2020 Base Salary and Bonus”. Effective March 9, 2020, Mr. Gagnon’s salary returned to amount paid prior to the voluntary decrease to a base salary of $415,000 as discussed above under “2020 Base Salary and Bonus”. Pursuant to his employment agreement, Mr. Gagnon is eligible to receive a bonus of 40% of his annual base salary. Subject to Mr. Gagnon’s execution of an effective release of claims, Mr. Gagnon would be entitled to the severance payments described below if we terminate his employment without cause or if Mr. Gagnon terminates his employment for good reason.

If Mr. Gagnon’s employment is terminated by us without cause or by Mr. Gagnon for good reason, absent a change in control, as defined in his employment agreement, we would be obligated (1) to pay Mr. Gagnon his base salary for a period of nine months following the termination of his employment, (2) to pay Mr. Gagnon any bonus which has been awarded, but not yet paid on the date of termination and (3) if Mr. Gagnon exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Gagnon a monthly cash amount equal to the full premium cost of that participation for nine months following such termination of employment (or, if earlier, until the time when Mr. Gagnon becomes eligible to enroll in the health or dental plan of a new employer).

If Mr. Gagnon’s employment is terminated by us without cause or by Mr. Gagnon for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would be obligated (1) to pay Mr. Gagnon a lump sum amount equal to 12 months of his then-current annual base salary, (2) to accelerate the vesting of all outstanding stock options, restricted stock and restricted stock units that, by their terms, vest only based on the passage of time (to the extent not already vested by their terms in connection with the change in control), (3) to pay Mr. Gagnon any bonus which has been awarded, but not yet paid on the date of termination and (4) if Mr. Gagnon exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Gagnon a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Gagnon becomes eligible to enroll in the health or dental plan of a new employer).

2020 Equity-Based Compensation

Our use of equity awards is intended to align our named executive officers’ interests with the interests of our stockholders by providing an incentive to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to attract and retain executives. We determine the size and frequency of awards based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities, internal equity, and competitive market data. Additionally, we believe that our use of long-term incentive awards is a key mechanism to reward successful performance by our named executive officers.

On March 24, 2020, Mr. Stuglik was granted 100,000 restricted stock units under the 2012 Plan, which vest as to 100% of the shares underlying the award on December 31, 2021, generally subject to Mr. Stuglik’s continued employment with us. On August 11, 2020, Mr. Stuglik was granted 419,581 restricted stock units under the 2012 Plan, which vest as to 50% of the shares underlying the award on December 31, 2020 and as to the remaining 50% on August 11, 2021, generally subject to Mr. Stuglik’s continued employment with us. On December 18, 2020, Mr. Stuglik was granted an option to purchase 611,328 shares of our common stock under the 2012 Plan, which vests as to 25% of the shares underlying the award on December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Stuglik’s continued employment with us. On December 18, 2020, Mr. Stuglik was granted 203,776 restricted stock units under the 2012 Plan which originally vested as to 25% of the shares underlying the award on December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Stuglik’s continued employment with us. On December 31, 2020, Mr. Stuglik voluntarily forfeited 191,828 of the restricted stock units granted to him on December 18, 2020, resulting in an award to Mr. Stuglik of 11,948 restricted stock units which vests as to 25% of the shares underlying the award on December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Stuglik’s continued employment with us.

On March 24, 2020, Mr. Paterson was granted 75,000 restricted stock units under the 2012 Plan, which vest as to 100% of the shares underlying the award on December 31, 2021, generally subject to Mr. Paterson’s continued employment with us. On August 11, 2020, Mr. Paterson was granted 321,679 restricted stock units under the 2012 Plan, which vest as to 50% of the shares underlying the award on December 31, 2020 and as to the remaining 50% on August 11, 2021, generally subject to Mr. Paterson’s continued employment with us. On December 18, 2020, Mr. Paterson was granted 135,851 restricted stock units under the 2012 Plan, which vest as to 25% of the shares underlying the award on

December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Paterson’s continued employment with us. On December 18, 2020, Mr. Paterson was granted an option to purchase 407,552 shares of our common stock under the 2012 Plan, which vests as to 25% of the shares underlying the award on December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Paterson’s continued employment with us.

On March 24, 2020, Mr. Gagnon was granted 62,500 restricted stock units under the 2012 Plan, which vest as to 100% of the shares underlying the award on December 31, 2021, generally subject to Mr. Gagnon’s continued employment with us. On August 11, 2020, Mr. Gagnon was granted 290,210 restricted stock units under the 2012 Plan, which vest as to 50% of the shares underlying the award on December 31, 2020 and as to the remaining 50% on August 11, 2021, generally subject to Mr. Gagnon’s continued employment with us. On December 18, 2020, Mr. Gagnon was granted 67,925 restricted stock units under the 2012 Plan, which vest as to 25% of the shares underlying the award on December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Gagnon’s continued employment with us. On December 18, 2020, Mr. Gagnon was granted an option to purchase 203,776 shares of our common stock under the 2012 Plan, which vests as to 25% of the shares underlying the award on December 18, 2021 and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until December 18, 2024, generally subject to Mr. Gagnon’s continued employment with us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2020.

Option awards							Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($/share)		Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Brian M. Stuglik	50,000	—	—	$4.92	(1)	9/5/2027	—		—
	92,397	—	—	$1.81	(2)	6/21/2029	—		—
	208,333	291,667	—	$1.43	(3)	7/29/2029	—		—
	100,000	—	—	$1.43	(4)	7/29/2029	—		—
	—	—	—	—		—	157,500	(5)	$335,475	(6)
	50,000	50,000	—	$1.34	(7)	12/13/2029	—		—
	—	—	—	—		—	100,000	(8)	$213,000	(6)
	—	—	—	—		—	209,790	(9)	$446,853	(6)
	—	—	—	—		—	11,948	(10)	$25,449	(6)
	—	611,328	—	$2.20	(11)	12/18/2030	—		—
Daniel Paterson	80,000	—	—	$9.85	(12)	1/15/2023	—		—
	100,000	—	—	$13.59	(13)	1/7/2024	—		—
	100,000	—	—	$13.59	(14)	1/7/2024	—		—
	144,786	—	—	$9.19	(15)	1/8/2025	—		—
	134,000	—	—	$2.13	(16)	11/8/2025	—		—
	66,000	—	—	$1.86	(17)	12/31/2025	—		—
	100,000	—	—	$1.37	(18)	6/13/2026	—		—
	140,625	9,375	—	$1.20	(19)	1/8/2027	—		—
	51,565	23,435	—	$2.97	(20)	1/5/2028	—		—
	45,000	—	—	$2.97	(21)	1/5/2028	—		—
	32,815	42,185	—	$3.51	(22)	1/3/2029	—		—
	—	—	75,000	$3.51	(23)	1/3/2029	—		—
	187,500	62,500	—	$1.81	(24)	6/21/2029	—		—
	100,000	100,000	—	$1.34	(7)	12/13/2029	—		—
	37,500	112,500	—	$1.34	(25)	12/13/2029	—		—
	—	—	—	—		—	75,000	(8)	$159,750	(6)
	—	—	—	—		—	160,839	(9)	$342,587	(6)
	—	—	—	—		—	135,851	(10)	$289,363	(6)
	—	407,552	—	$2.20	(11)	12/18/2030	—		—
Robert Gagnon	196,875	153,125	—	$9.43	(26)	8/28/2028	—		—
	21,875	28,125	—	$3.51	(22)	1/3/2029	—		—
	—	—	50,000	$3.51	(23)	1/3/2029	—		—
	187,500	62,500	—	$1.81	(24)	6/21/2029	—		—
	—	—	—	—		—	25,000	(27)	$53,250	(6)
	62,500	62,500	—	$1.34	(7)	12/13/2029	—		—
	31,250	93.750	—	$1.34	(25)	12/13/2029	—		—
	—	—	—	—		—	62,500	(8)	$133,125	(6)
	—	—	—	—		—	145,105	(9)	$309,074	(6)
	—	—	—	—		—	67,925	(10)	$144,680	(6)
	—	203,776	—	$2.20	(11)	12/18/2030	—		—

(1)	This option was granted on September 5, 2017. The option vested evenly on a monthly basis over a one-year period.

(2)	This option was granted on June 21, 2019. The option vested evenly on a monthly basis over a one-year period.

(3)	This option was granted on July 29, 2019. This option vested as to 33 1/3% of the shares underlying the option on July 29, 2020 and vests as to an additional 8.33% of the shares underlying the option at the end of each successive three-month period following July 29, 2020 until July 29, 2022.

(4)	This option was granted on July 29, 2019. This option vested based upon certain COPIKTRA net sales targets.

(5)	This restricted stock unit award was granted on July 29, 2019. The restricted stock unit vested as to 33 1/3% of the shares underlying the award on July 29, 2020 and vests as to an additional 8.33% of the shares underlying the award at the end of each successive three-month period following July 29, 2020 until July 29, 2022.

(6)	This amount was calculated by multiplying the number of restricted stock units subject to the award by the closing price of our common stock on December 31, 2020 ($2.13).

(7)	This option was granted on December 13, 2019. The option vested as to 50% of the shares underlying the option on the first anniversary of the grant date and vests as to 12.5% of the shares underlying the option at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date.

(8)	The restricted stock unit award was granted on March 24, 2020. The restricted stock unit vests as to 100% of the shares underlying the award on December 31, 2021.

(9)	The restricted stock unit award was granted on August 11, 2020. The restricted stock units vested as to 50% of the shares underlying the award on December 31, 2020 and vest as to the remaining 50% of the shares underlying the option on August 11, 2021.

(10)	The restricted stock unit award was granted on December 18, 2020. The restricted stock unit vests as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until the fourth anniversary of the grant date.

(11)	This option was granted on December 18, 2020. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(12)	This option was granted on January 15, 2013. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(13)	This option was granted on January 7, 2014. The option vested as to 25% of the shares underlying the option on July 1, 2014 and, thereafter, as to 6.25% of the shares underlying the option on the last day of each calendar quarter after such date, through June 30, 2017.

(14)	This option was granted on January 7, 2014. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option on the last day of each calendar quarter after such date, through December 31, 2017.

(15)	This option was granted on January 8, 2015. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(16)	This option was granted on November 9, 2015. The option vested as to 50% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 50% of the shares underlying the option on the second anniversary of the grant date.

(17)	This option was granted on January 1, 2016. The option vested as to 50% of the shares underlying the option on November 9, 2016 and as to the remaining 50% of the shares underlying the option on November 9, 2017.

(18)	This option was granted on June 14, 2016. The option vested as to 50% of the shares underlying the option upon satisfaction of a certain performance milestone by June 2017, and as to the remaining 50% of the shares underlying the option upon satisfaction of a certain performance milestone in September 2017.

(19)	This option was granted on January 9, 2017. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(20)	This option was granted on January 5, 2018. The option vested as to 25% of the shares underlying the option on January 1, 2019 and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until January 1, 2022.

(21)	This option was granted on January 5, 2018. The option vested based on the achievement of certain performance milestones by June 30, 2018, and by March 31, 2019.

(22)	This option was granted on January 3, 2019. The option vested as to 25% of the shares underlying the option on January 1, 2020 and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until January 1, 2023.

(23)	This option was granted on January 3, 2019. The option vests as to: (a) 40% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $10.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, (b) 40% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $15.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days, and (c) 20% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $20.00 on at least 20 (whether or not consecutive) of the preceding 30 trading days.

(24)	This option was granted on June 21, 2019. The option vested as to 50% of the shares underlying the option on the first anniversary of the grant date and, thereafter, vests as to 12.5% of the shares underlying the option on each successive three month period after such date until the second anniversary of the grant date.

(25)	This option was granted on December 13, 2019. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until the fourth anniversary of the grant date.

(26)	This option was granted on August 28, 2018. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(27)	This restricted stock unit award was granted on June 21, 2019. The restricted stock unit vested to 50% of the shares underlying the award on the first anniversary of the grant date and vests as to 12.5% of the shares underlying the award at the end of each successive three-month period following the first anniversary of grant date until second anniversary of the grant date.

Employee Benefit Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Employee contributions may be made on a pre-tax basis or after-tax (Roth) basis. During 2020, the 401(k) plan provided for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of eligible compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of eligible compensation. Effective January 1, 2021, the 401(k) plan provides for employer matching contributions equal to 100% of employee deferral contributions up to a deferral rate of 6% of eligible compensation. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Payments on Termination of Employment or Change in Control

Each of our named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his employment, including in the context of a change in control, as described in “Agreements with Named Executive Officers” above.

In addition, other than in respect of certain performance-based awards, in the event of a change in control, any portion of an equity award held by an employee (including an award held by any current executive officer) that is outstanding and unvested immediately prior to the change in control will become fully vested and, if applicable, exercisable, immediately prior to such change in control.

Competitive Market Data

Market practices are one of the considerations taken into account when determining the compensation of our executive officers. Our Compensation Committee used peer group compensation data as a reference point in setting pay levels for executives for fiscal 2020. These peers were chosen primarily based on selection criteria, as defined by our Compensation Committee. That criteria included companies (1) in the biopharmaceutical space, (2) that are either commercializing products or are in a late-stage clinical status, (3) which have achieved a market capitalization between approximately $200,000,000 and $2,000,000,000, and (4) which maintain an employee workforce between approximately 50 and 200 employees as of the last fiscal year end. During the peer selection process, preference was given to Massachusetts-based companies and to companies pursuing oncology indication. Our Compensation Committee determined that our peer group to be used for 2020 compensation comparisons and decisions would be as follows:

Acceleron Pharma Inc.	Karyopharm Therapeutics, Inc.
Adamas Pharmaceuticals, Inc.	MacroGenics, Inc.
Athenex, Inc.	Momenta Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	Paratek Pharmaceuticals, Inc.
BioCryst Pharmaceuticals, Inc.	Progenics Pharmaceuticals, Inc.
Clovis Oncology, Inc.	Puma Biotechnology, Inc.
Collegium Pharmaceutical, Inc.	Radius Health, Inc.
Deciphera Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
Eagle Pharmaceuticals, Inc.	TG Therapeutics, Inc.
ImmunoGen, Inc.	ZIOPHARM Oncology, Inc.
INSYS Therapeutics, Inc.

No “Gross-Ups”

We do not now, and expect not to in the future, provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

Prohibition on Hedging and/or Pledging our Common Stock

We prohibit our employees, including our executives, consultants and directors from engaging in short sales of Company securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 15, 2021 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 15, 2021 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 15, 2021, there were 171,665,716 shares of common stock outstanding.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% stockholders:
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	13,491,716	7.9%
Entities Associated with BVF Partners (2) 44 Montgomery Street, 40th Floor San Francisco, CA 94104	11,180,994	6.5%
Entities associated with Baker Bros. Advisors LP (3) 860 Washington Street, 3rd Floor New York, NY 10014	10,144,039	5.9%
The Vanguard Group (4) 100 Vanguard Blvd Malvern, PA 19355	9,012,578	5.3%

Directors and Executive Officers
Daniel Paterson (5)	1,617,803	*
Brian M. Stuglik, R. Ph (6)	875,793	*
Robert Gagnon (7)	770,853	*
Timothy Barberich (8)	413,513	*
Michael Kauffman, M.D., Ph.D. (9)	213,892	*
Bruce Wendel (10)	147,916	*
Eric Rowinsky, M.D. (11)	123,807	*
Gina Consylman (12)	87,533	*
John Johnson (13)	75,301	*
All executive officers and directors as a group (9 persons) (14)	4,326,411	2.5%

*Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Information is based on a Schedule 13G filed on February 2, 2021 with the SEC by BlackRock, Inc. As of close of business on December 31, 2020, consists of 13,491,716 shares of common stock beneficially owned by BlackRock, Inc.
(2)	Information is based on a Schedule 13G/A filed on February 11, 2021 with the SEC jointly by Biotechnology Value Fund, L.P. (BVF), BVF I GP LLC (BVF GP), Biotechnology Value Fund II, L.P. (BVF2), BVF II GP LLC (BVF2 GP), Biotechnology Value Trading Fund OS LP (Trading Fund OS), BVF Partners OS Ltd. (Partners OS), BVF GP Holdings LLC (BVF GPH), BVF Partners L.P. (Partners), BVF Inc., and Mark N. Lampert (Mr. Lampert). As of close of business on December 31, 2020 (i) BVF beneficially owned 5,942,821 shares of common stock, (ii) BVF2 beneficially owned 4,306,273 shares of common stock, and (iii) Trading Fund OS beneficially owned 722,821 shares of common stock.

BVF GP , as the general partner of BVF, may be deemed to beneficially own the 5,942,821 shares of common stock beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the 4,306,273 shares of common stock beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 722,821 shares of common stock beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 10,249,094 shares of common stock beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 11,180,994 shares of common stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners managed account (Partners Managed Account), including 209,079 shares of common stock held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 11,180,994 shares of common stock beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 11,180,994 shares of common stock beneficially owned by BVF Inc.

BVF GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares of common stock beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and held in the Partners Managed Account.

(3)	Information is based on a Schedule 13G filed on February 16, 2021 with the SEC jointly by Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker. As of close of business on December 31, 2020 (i) Baker Brothers Life Sciences L.P. (Life Sciences) beneficially owned 9,386,299 shares of common stock and (ii) 667, L.P. (“667”, and together with Life Sciences, the “Funds”) beneficially owned 757,740 shares of common stock. The Adviser GP is the sole general partner of the Adviser. Pursuant to the management agreements, as amended, among the Adviser, Life Sciences and 667 and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments.
(4)	Information is based on a Schedule 13G filed on February 10, 2021 with the SEC by The Vanguard Group. As of close of business on December 31, 2020, consists of 9,012,578 shares of common stock beneficially owned by The Vanguard Group.
(5)	Consists of 193,129 shares of common stock held by The Paterson 1996 Living Trust and 11,133 shares of common stock held by Mr. Paterson and 1,413,541 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.

(6)	Consists of 256,730 shares of common stock held by Mr. Stuglik, 596,563 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021, and 22,500 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 15, 2021.
(7)	Consists of 188,041 shares of common stock held by Mr. Gagnon and 582,812 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(8)	Consists of 218,000 shares of common stock held by Mr. Barberich and 195,513 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(9)	Consists of 4,000 shares of common stock held by Mr. Kauffman and 209,892 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(10)	Consists of 147,916 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(11)	Consists of 123,807 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(12)	Consists of 87,533 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(13)	Consists of 75,301 shares of common stock issuable upon the exercise of stock options within 60 days of March 15, 2021.
(14)	Includes 3,432,878 shares of common stock issuable upon exercise of stock options within 60 days of March 15, 2021 and 22,500 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 15, 2021.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

Transactions with related persons

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

●	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

GENERAL MATTERS

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “About Us—Corporate Governance” section of our website, which is located at https://investor.verastem.com. In addition, we intend to post on our website all disclosures that are required by law, the rules of the SEC or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at https://investor.verastem.com and going to the “About Us—Corporate Governance” section or by requesting a copy from the Secretary of the Company at our Needham, Massachusetts office.

Availability of Certain Documents

A copy of our 2020 Annual Report on Form 10-K has been posted on the internet along with this proxy statement. We will mail without charge, upon written request, a copy of our 2020 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

Attention: Secretary

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the proxy statement was delivered. You may make a written or oral request by sending a written notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy statement. Multiple stockholders sharing an address who have received one copy of the proxy statement and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the proxy statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 9, 2021.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494. To be timely for the 2022 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 20 days before or 60 days after such anniversary date, we must receive the notice not more than 120 days before such meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2021 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than January 18, 2022 and no later than February 17, 2022. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2022 annual meeting.

Communications with the Board of Directors

A stockholder may send general communications to our Board of Directors, any committee of our Board of Directors or any individual director by directing such communication to the Secretary, Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494. All communications will be shared with the Lead Director, who will provide copies or summaries of such communications to the other directors as he considers appropriate.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

/s/ Brian M. Stuglik
Brian M. Stuglik

Chief Executive Officer

April 8, 2021

APPENDIX A

VERASTEM, INC.

2021 EQUITY INCENTIVE PLAN

1.DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.

3.ADMINISTRATION

The Plan will be administered by the Administrator.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award.  Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.SHARE POOL; LIMITS ON AWARDS
(a)Number of Shares.  Subject to adjustment as provided in Section 7(b) below, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is (i) 23,900,000 shares of Stock, plus (ii)  the number of shares of Stock underlying awards under the Prior Plans that on or after the Date of Adoption expire or terminate or are surrendered without the delivery of shares of Stock, are forfeited to or repurchased by the Company, or otherwise become available again for grant under the applicable Prior Plan, in each case, in accordance with the terms of the applicable Prior Plan (in the case of this clause (ii), which will not exceed 14,291,269 shares in the aggregate) (collectively, the “Share Pool”).  Up to 23,900,000 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan.  For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award; (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement of the Award); and (iii) by increasing the Share Pool by any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock.  For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises.  The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.
(b)  Substitute Awards.  The Administrator may grant Substitute Awards under the Plan.  To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock issued in respect of Substitute Awards will be in addition to and will not reduce the Share Pool.  Notwithstanding the foregoing or anything in Section 4(a) above to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted

1

Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future issuance under the Plan.  The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.
(c)Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.
(d)Director Limits.  The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case for his or her services as a Director during such calendar year, may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a Director’s first calendar year of service on the Board), calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout.  For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.
5.ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries.  Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.RULES APPLICABLE TO AWARDS
(a)All Awards.
(1)Award Provisions.  The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein.  No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan.  Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)Term of Plan.  No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)Transferability.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an ISO or Awards subject to Section 409A, pursuant to a qualified domestic relations order, and, during the life of a Participant, shall be exercisable only by the Participant; provided, however, except with respect to Awards subject to Section 409A or ISOs, that the Administrator may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act, for the registration of the sale of the Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award and the Plan.  References to a Participant, to

2

the extent relevant in the context, shall include references to permitted transferees.  For the avoidance of doubt, nothing contained in this Section 6(a)(3) shall be deemed to restrict a transfer to the Company.
(4)Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment, each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.
(B)Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.  Notwithstanding the foregoing, if the Participant violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise any Stock Option and/or SAR held by the Participant shall terminate immediately upon such violation.
(C)Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).
(5)Recovery of Compensation.  The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound.  Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions and other limitations with respect to shares of Stock, including limitations on hedging and pledging and stock ownership guidelines.  In addition, each Award will be subject to any policy of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.  Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and to any clawback, recoupment or similar policy of the Company or any of its subsidiaries and

3

further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5).  Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)Taxes.  The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award.  The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary.  Without limitation to the foregoing, the Company or any affiliate of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or an affiliate of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company).  The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules).  Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been paid directly to the applicable Participant.  In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any of its affiliates.
(7)Dividend Equivalents.  The Administrator may provide for the payment of amounts (on terms and subject to such conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(8)Rights Limited.  Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan.  The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(9)Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool in accordance with the rules set forth in Section 4).
(10)Section 409A.
(A)Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

4

(B)Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(C)If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(E)With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)Stock Options and SARs.
(1)Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award.  The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction.  Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
(3)Payment of Exercise Price.  Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment.  The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

5

(4)Maximum Term.  The maximum term of a Stock Option or a SAR must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(5)No Repricing.  Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.EFFECT OF CERTAIN TRANSACTIONS
(a)Mergers, etc. Except as otherwise expressly provided in an Award or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1)Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquirer, successor or survivor or an affiliate of the acquirer, successor or survivor.
(2)Cash-Out of Awards; Conversion to Liquidation Proceeds. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating without payment due as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the fair market value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate.  For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.  Subject to Section 7(a)(5) below, in connection with a liquidation or dissolution of the Company, the Administrator may provide for some or all Awards to convert into the right to receive liquidation proceeds, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines.
(3)Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(4)Termination of Awards upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

6

(5)Additional Limitations.  Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(6)Uniform Treatment.  For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b)Changes in and Distributions with Respect to Stock.
(1)Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reclassification of shares, spin-off, dividend or distribution to holders of Stock other than an ordinary cash dividend, or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Stock Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises a Stock Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Stock acquired upon such Stock Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(2)Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1) above, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(3)Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or non-U.S. securities law.  Any Stock delivered under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

7

9.AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator.  For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 hereof will be treated as an amendment requiring a Participant’s consent.

10.OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.MISCELLANEOUS
(a)Waiver of Jury Trial.  By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)Limitation of Liability.  Notwithstanding anything to the contrary in the Plan or any Award, none of the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)Unfunded Plan.  The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award.  Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
12.ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator.  Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of

8

the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase the Share Pool.

13.GOVERNING LAW
(a)Certain Requirements of Corporate Law.  Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.
(b)Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 above or as provided in Section 13(a) above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction.  Subject to Section 11(a) above, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

[The remainder of this page is intentionally left blank.]

9

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”:  Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee or charter), if applicable).  The Compensation Committee (or the Board) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect.  In every other case, “Cause” means, as determined by the Administrator, (i) the Participant’s material failure to perform (other than by reason of disability), or substantial negligence in the performance of, the Participant’s duties and responsibilities to the Company or any of its affiliates; (ii) the Participant’s material breach of the Plan, any Award agreement or any other agreement between the Participant and the Company or any of its affiliates; (iii) the Participant’s commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct by the Participant that is or could reasonably be expected to be materially harmful to the business interests or reputation of the Company or any of its affiliates.

“Change of Control”:  Any of (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Verastem, Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Covered Transaction”: Any of (i) a merger or consolidation of the Company with or into another entity as a result of which all of the Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (ii) a transfer or disposition of all the Stock for cash, securities or other property pursuant to a share exchange or other transaction; (iii) a liquidation or dissolution of the Company; (iv) a sale or transfer of all or substantially all the Company’s assets; or (v) any other transaction the Administrator determines to be a Covered Transaction.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee.

“Director”:  A member of the Board who is not an Employee.

“Disability”:  In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect.  In every other case, “Disability” means, as determined by the Administrator, a Participant’s total and permanent disability within the meaning of Section 22(e)(3) of the Code.

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”:  A Participant’s employment or other service relationship with the Company or any of its subsidiaries.  Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries.  If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries.  Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Fair Market Value”:  As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole.  A Performance Criterion may also be based on individual performance and/or subjective performance criteria.  The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  This Verastem, Inc. 2021 Equity Incentive Plan, as from time to time amended and in effect.

“Prior Plans”:  The Verastem, Inc. Amended and Restated 2012 Incentive Plan and the Verastem, Inc. 2010 Equity Incentive Plan, as amended.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Securities Act”:  The Securities Act of 1933, as amended.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Award”:  An Award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

- Go to www.proxyvote.com Go to www.virtualshareholdermeeting.com/VSTM2021 s.
VERASTEM, INC. 117 KENDRICK STREET, SUITE 500 NEEDHAM, MA 02494

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VSTM2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Director
	Nominee:	For	Against	Abstain
	1a. Gina Consylman	◻	◻	◻

The Board of Directors recommends you vote FOR proposals:							For	Against	Abstain

2	To approve the Company’s 2021 Equity Incentive Plan.						◻	◻	◻
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.						◻	◻	◻
4.	To approve an advisory vote on the compensation of the named executive officers.						◻	◻	◻

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at https://materials.proxyvote.com/92337C

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

VERASTEM, INC. Annual Meeting of Stockholders May 18, 2021 9:00 AM Eastern Time This proxy is solicited by the Board of Directors

Verastem, Inc., virtually at www.virtualshareholdermeeting.com/VSTM2021

Proxy Solicited by Board of Directors for Annual Meeting-Tuesday, May 18, 2021 at 9:00 a.m. Eastern Time

Brian Stuglik and Robert Gagnon, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers, which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Verastem, Inc. to be held on Tuesday, May 18, 2021 at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominee, FOR Proposal 2 “Approval of the 2021 Equity Incentive Plan,” FOR Proposal 3 “Ratify the Selection of Independent Registered Public Accounting Firm,” and FOR Proposal 4 “Approve an Advisory Vote on the Compensation of the Named Executive Officers.”

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side